UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (e)

On September 26, 2008, the Board of Directors of Cardinal Health, Inc. (the “Company”) and the Human Resources and Compensation Committee (the “Compensation Committee”) of the Board of Directors approved certain compensation actions, as discussed below, in connection with the Company’s planned spin-off of its clinical and medical products businesses (the “Planned Spin-Off”).

The Board of Directors approved an amendment to the Company’s employment agreement with R. Kerry Clark, the Company’s Chairman and Chief Executive Officer. The amendment provides that if Mr. Clark resigns on or within six months of the Planned Spin-Off, he will be entitled to benefits payable upon a termination with “good reason,” in accordance with his existing employment agreement as described in the Company’s 2008 proxy statement, provided that the Planned Spin-Off occurs by December 31, 2009. The amendment also provides that if Mr. Clark resigns under those circumstances or following the Planned Spin-Off is terminated without cause (including a termination by the Company on account of disability) or dies, each of his equity awards granted at least six months prior to termination (other than the Initial RSUs and Initial Stock Options, which will vest immediately in any event) will continue to vest in accordance with their original terms. Finally, the amendment makes certain technical changes, primarily to comply with Section 409A of the Internal Revenue Code of 1986, as amended. A copy of the amendment is filed with this report as Exhibit 10.1, and this description is qualified by reference to the amendment. See also Item 8.01 below regarding Mr. Clark’s plans to retire after completion of the Planned Spin-Off.

The Compensation Committee approved grants of restricted share units (“RSUs”) to certain executives and other employees that will vest on the earliest of the completion of the Planned Spin-Off, a determination by the Board of Directors not to proceed with the Planned Spin-Off or October 15, 2010, provided that the shares issued under the RSUs will be forfeited if the grantee voluntarily terminates employment within five months after the vesting date. The agreements will provide that if the Planned Spin-Off occurs, the Compensation Committee will adjust the shares subject to the RSU award, in accordance with Section 16 of the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, to deliver an appropriate and equitable number of shares of the Company and newly issued common equity of the clinical and medical products businesses. The form of agreement that will be used for the RSU grants is filed with this report as Exhibit 10.2, and this description is qualified by reference to the agreement.

The Compensation Committee also authorized George S. Barrett, the Company’s Vice Chairman of Cardinal Health and Chief Executive Officer, Healthcare Supply Chain Services, and David L. Schlotterbeck, the Company’s Vice Chairman of Cardinal Health and Chief Executive Officer, Clinical and Medical Products, to use corporate aircraft for personal travel and authorized the Company to enter into Aircraft Time Sharing Agreements with Messrs. Barrett and Schlotterbeck that would require them to reimburse the Company for specified costs when guests (other than their spouses and dependent children) accompany them on a flight. Under such agreements, Messrs. Barrett and Schlotterbeck would pay a fee based on the cost of fuel, landing fees and in-flight food and beverages for each specific flight or a greater amount mutually agreed to, up to the maximum established under Federal Aviation Administration rules. No tax reimbursement will be provided to Messrs. Barrett and Schlotterbeck for taxes on income attributed to them arising out of their and their immediate family members’ personal use of corporate aircraft.

On September 26, 2008, Robert D. Walter, founder and former Chairman and Chief Executive Officer and a director of the Company since 1971, informed the Company that he will not stand for re-election when his term expires at the 2008 annual meeting of shareholders. Mr. Walter will continue to serve as a director until the 2008 annual meeting. Mr. Walter has indicated that his reasons for deciding not to stand for re-election are personal and that he has no disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including the Planned Spin-Off.

Item 7.01	Regulation FD Disclosure

On September 29, 2008, the Company issued a news release announcing the Planned Spin-Off. A copy of the news release is included as Exhibit 99.1 to this report.

During a conference call scheduled to be held at 8:30 a.m. EDT on September 29, 2008, the Company’s Chairman and Chief Executive Officer, Chief Financial Officer and segment executives will discuss the Planned Spin-Off. A slide presentation that will be posted to the Company’s website and referenced during the conference call is included as Exhibit 99.2 to this report. A transcript of the conference call will be available on the Investors page at www.cardinalhealth.com.

Item 8.01	Other Items

On September 29, 2008, the Company issued a news release announcing the Planned Spin-Off. The Company announced that the Planned Spin-Off will be accomplished through a pro rata distribution to the Company’s shareholders. Completion of the Planned Spin-Off is subject to final approval by the Company’s Board of Directors, confirmation of the tax-free nature of the Planned Spin-Off and effectiveness of a Form 10 registration statement that will be filed with the U.S. Securities and Exchange Commission (the “SEC”). The Form 10 registration statement is expected to be filed during the Company’s fiscal third quarter (January to March 2009) and will include detailed information about the new medical technology company, the Planned Spin-Off and related matters. The Company will distribute an information statement to shareholders following completion of the SEC’s review of the Form 10 registration statement. Approval by the Company’s shareholders is not required for completion of the Planned Spin-Off.

In connection with the Planned Spin-Off, the Company announced that Mr. Clark will continue to lead the Company through the Planned Spin-Off and then retire as the Company’s Chairman and Chief Executive Officer. Following Mr. Clark’s retirement, Mr. Barrett is expected to become the Company’s Chairman and Chief Executive Officer. Jeffrey W. Henderson will remain the Company’s Chief Financial Officer. In addition, Michael A. Lynch, the Company’s Group President – Medical Specialties, and Michael C. Kaufmann, the Company’s Group President – Pharmaceutical Supply Chain, are expected to be named to senior business leader positions within the Company following the Planned Spin-Off.

The Company further announced that Mr. Schlotterbeck is expected to become Chairman and Chief Executive Officer of the new medical technology company created as a result of the Planned Spin-Off. Dwight Winstead, currently Group President – Clinical and Medical Products, is expected to be named Chief Operating Officer of the new medical technology company.

The Company announced that it will reassess its capital deployment targets as it refines the capital structure of both companies. Accordingly, share repurchases for this year are expected to total no more than the amount required to offset dilution from issuances of equity compensation. The Company also announced that it expects to continue its regular $0.14 quarterly dividend until the Planned Spin-Off is completed and anticipates that it will continue to pay a dividend after the Planned Spin-Off, but that it is not currently anticipated that the new medical technology company will pay regular dividends.

This Form 8-K report contains forward-looking statements addressing the Planned Spin-Off, the operation, business and prospects of the Company and the new company following the Planned Spin-Off and other expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include uncertainties regarding the Planned Spin-Off, including the timing and terms of the Planned Spin-Off and whether the Planned Spin-Off will be completed, and uncertainties regarding the impacts on the Company, the new clinical and medical products company and the market for their respective securities if the Planned Spin-Off is accomplished. In addition, the Company and the proposed new clinical and medical products company are subject to additional risks and uncertainties, as described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment, dated as of September 26, 2008, to Employment Agreement, dated as of April 17, 2006, as amended on September 21, 2007, by and between Cardinal Health, Inc. and R. Kerry Clark.

10.2	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for RSU grants to be made in connection with the Planned Spin-Off.

99.1	News release issued by Cardinal Health, Inc. on September 29, 2008 announcing the Planned Spin-Off.

99.2	Slide presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: September 29, 2008	By:	/s/ Ivan K. Fong
	Name:	Ivan K. Fong
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

10.1	Amendment, dated as of September 26, 2008, to Employment Agreement, dated as of April 17, 2006, as amended on September 21, 2007, by and between Cardinal Health, Inc. and R. Kerry Clark.

10.2	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for RSU grants to be made in connection with the Planned Spin-Off.

99.1	News release issued by Cardinal Health, Inc. on September 29, 2008 announcing the Planned Spin-Off.

99.2	Slide presentation.